EXHIBIT 8.3
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                                                                                 [MOURANT LOGO]
                                                                                 Mourant du Feu & Jeune

Permanent Financing (No. 3) plc                                                  PO Box 87
Blackwell House                                                                  22 Grenville Street
Guildhall Yard                                                                   St. Helier
London EC2V 5AE                                                                  Jersey JE4 8PX
                                                                                 Channel Islands

12 November 2003                                                                 T+44 (0)1534 609 000
                                                                                 F+44 (0)1534 609 333
                                                                                 www.mourant.com

Our ref:  1639581\1293\CARNR\InFin\230974\3                                      Mourant de Feu & Jeune
                                                                                 Legal Services

                                                                                 Mourant Equity
                                                                                 Compensation Solutions
Dear Sirs
                                                                                 Mourant International
                                                                                 Finance Administration
PERMANENT MORTGAGES TRUSTEE LIMITED
REGISTRATION STATEMENT ON FORM S-11                                              Mourant Private
                                                                                 Wealth Management
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We have acted as special  Jersey tax counsel  for  Permanent  Mortgages  Trustee
Limited,  a  company  incorporated  under  the  laws of  Jersey  (the  MORTGAGES
TRUSTEE),  in  connection  with the  registration  statement  on Form  S-11 (the
REGISTRATION  STATEMENT)  filed  by the  Issuer  (as  defined  below)  with  the
Securities and Exchange  Commission under the Securities Act of 1933, as amended
(the ACT), on 12 November 2003 relating to the issue by Permanent Financing (No.
3) plc (the  ISSUER) of  certain  notes  (the  NOTES).  The Notes will be issued pursuant to a trust deed (the TRUST DEED) between The Bank of New York (the NOTE
TRUSTEE) and the Issuer.

We have advised the Mortgages Trustee with respect to certain Jersey tax consequences of the proposed issuance of the Notes. This advice is summarized under the headings "SUMMARY OF PROSPECTUS - JERSEY (CHANNEL ISLANDS) TAX STATUS" and "MATERIAL JERSEY (CHANNEL ISLANDS) TAX CONSIDERATIONS - TAX STATUS OF THE MORTGAGES TRUSTEE AND THE MORTGAGES TRUST" in the Prospectus relating to the Notes. We confirm and adopt as our opinion the opinions set forth in the Prospectus under the captions "SUMMARY OF PROSPECTUS - JERSEY (CHANNEL ISLANDS) TAX STATUS" and "MATERIAL JERSEY (CHANNEL ISLANDS) TAX CONSIDERATIONS - TAX STATUS OF THE MORTGAGES TRUSTEE AND THE MORTGAGES TRUST". The statements concerning Jersey tax consequences contained in the Registration Statement do not purport to discuss all possible Jersey tax ramifications of the proposed issuance of the Notes and are limited to the matters expressly referred to in those statements.

We hereby consent to the filing of this letter as an exhibit to the Registration Statement and to a reference to this firm (as counsel to the Mortgages Trustee) under the headings "SUMMARY OF PROSPECTUS - JERSEY (CHANNEL ISLANDS) TAX STATUS" and "MATERIAL JERSEY (CHANNEL ISLANDS) TAX CONSIDERATIONS - TAX STATUS OF THE MORTGAGES TRUSTEE AND THE MORTGAGES TRUST" in the Prospectus forming a part of the Registration Statement and on the inside back cover of the Prospectus, without implying or admitting that we are "experts" within the meaning of the Act or the rules and regulations of the Securities and Exchange Commission issued thereunder, with respect to any part of the Registration Statement, including this exhibit.

We consent to the inclusion in the listing particulars of our name and the reference to our advice to the Mortgages Trustee under the headings "SUMMARY OF PROSPECTUS - JERSEY (CHANNEL ISLANDS) TAX STATUS" and "MATERIAL JERSEY (CHANNEL ISLANDS) TAX CONSIDERATIONS - TAX STATUS OF THE MORTGAGES TRUSTEE AND THE MORTGAGES TRUST" and


Mourant du Feu & Jeune is a Jersey partnership
Partners: A R Binnington, E A Breen, J A J Chapman, J D P Crill, C L I Davies,
N C Davies, E C Devenport, S M Gould, T J Herbert, R A Hickling, I C James,
R F V Jeune, B H Lacey, W Malorey, J A Richomme, J D Rigby, B C Robins,
J P Speck, A J R Syvret, J C Walker, N J Weston, D R Wilson.  Associates:
D J Birtwistle, C R Davies, M I Guillaume, N M Hamel, M L Hamilton, G A Pollano, J F Ruane, E L Scott. Consultants: K S Baker, C E Coutanche, R R Jeune C B E,
P de C Mourant Mourant du Feu & Jeune London: 4 Royal Mint Court, London,
EC3N 4HJ


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12 November 2003

Our ref:  1639581\1293\CARNR\InFin\230974\3

authorise the contents of such  advice for the purposes of
Article 6(1)(e) of the Financial Services and Markets Act 2000 (Official Listing of Securities) Regulations 2001.

We do not express any opinion as to any laws of any jurisdiction other than the laws of Jersey (Channel Islands) as such laws are applied by the courts of Jersey as at the date of this letter.

Yours faithfully




/s/ Mourant du Feu & Jeune

MOURANT DU FEU & JEUNE